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                                                                   EXHIBIT 10.15



We have omitted certain portions of this document and filed them separately with the Commission. These portions are marked with an asterisk (*).


                           WEB SITE LINKING AGREEMENT

         This Web Site Linking Agreement is made as of this 2nd day of September, 1999, by and between IDX Systems Corporation, a Vermont corporation with its principal place of business at 1400 Shelburne Road, South Burlington, Vermont, and its present and future parents, subsidiaries and affiliates ("IDX") and HealthStream, Inc., a Tennessee corporation with its principal place of business at 209 10th Avenue South, Suite 450, Nashville, Tennessee ("HealthStream").

                             PRELIMINARY STATEMENT

         WHEREAS, IDX is a healthcare information systems company that develops and markets information systems and related services to physicians, hospitals, integrated delivery networks, management services organizations and other healthcare providers. Through its division known as IDX.com, IDX is developing and will sell internet-based content, e-commerce, patient communication, practice management services and clinical tools, among other things, to physicians, including, without limitation, a web-based product currently known as the "Physician Homebase."

         WHEREAS, HealthStream develops and markets computer-based continuing medical education courses and materials via the internet.

         WHEREAS, IDX and HealthStream desire to enter into this agreement to provide for the joint marketing of their products and services to their respective customers and to authorize IDX to provide a link from the IDX.com Products to access HealthStream's products.

         NOW, THEREFORE, IDX and HealthStream agree as follows:

1.       WEB SITES AND CONTENT

         1.1 IDX.com. IDX is the owner of the IDX.com Physician Homebase, a web-based information service containing content and tools for health care providers. IDX is the owner or licensee of the content and tools (the "IDX Content") contained in the Physician Homebase. Except as explicitly granted in this Agreement, HealthStream obtains no right or license to the Physician Homebase or any of the IDX Content associated with the Physician Homebase.

         1.2 HealthStream. HealthStream is the owner of the Training Navigator(TM) ("T.NAV(R)") and T.NAV(R) iCommerce, web-based training software programs that deliver training and educational courses, including, without limitation, OSHA and JCAHO mandated training, continuing medical education and office training, now existing or developed in the future (collectively, "Courses"), via the internet. HealthStream is the owner or licensee of the Courses. Except as explicitly granted in this Agreement,

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                  IDX obtains no right or license to T.NAV(R),
                  T.NAV(R)iCommerce, the Courses or any other content associated the HealthStream Web Site (as defined below).

2.       LINK DEVELOPMENT AND LICENSE

         2.1 Link License. IDX is hereby granted the right to create and maintain one or more links (the "Links") on the Physician Homebase and any similar product developed or sold by IDX in the future (the "IDX.com Products"). The Links shall allow the user to view Courses and other content ("HealthStream Content") available on HealthStream's web site currently located at www.healthstream.com, or any successor web site (the "HealthStream Web Site"), in a format mutually acceptable to the parties. This license includes the non-exclusive, worldwide right to use, display and perform the T.NAV(R), T.NAV(R)iCommerce software products and the Courses or HealthStream Content, and to authorize users of the IDX.com Products to copy, download and/or print Courses or HealthStream Content, or portions thereof, for their medical practice use, in any media now existing or developed in the future, except as specifically prohibited by notice contained in the Courses or HealthStream Content. The Links shall consist of one or more of HealthStream's Marks (as defined below).

         2.2 Development of Links. HealthStream shall cooperate with and provide all necessary assistance to IDX in the development and maintenance of the Links and the necessary integration allowing users of the IDX.com Products to view and use Courses on the IDX.com Products, including without limitation, the development of an automated log-on process by which users of the IDX.com Products may access Courses without manually entering a password and registration information collected at the IDX.com Products is passed automatically to HealthStream. Each party shall bear its own costs associated with the development of the Links and any necessary integration tools. HealthStream shall provide a sufficient number of user identifications and passwords as requested by IDX from time to time.

         2.3 Ownership of Developed Products. Any software interface or other product developed by either of the parties in accordance with Section 2.2 shall be and remain the sole and exclusive property of the developing party. The non-developing party hereby disclaims any right, title or interest in or to such product and shall execute any registration form or instrument that the developing party reasonably deems necessary to confer all right, title and ownership in and to such product to the developing party.


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         2.4      Personalization. In accordance with IDX's requests,
                  HealthStream shall personalize the standard portions of the HealthStream Web Site and T.NAV(R) iCommerce system that appear on the IDX.com Products via the Links and that consist of HealthStream's standard personalized features to reflect the IDX.com Products user interface and brand image. Any non-standard personalization requested by IDX shall be performed in accordance with terms and conditions mutually acceptable to the parties. HealthStream's personalization shall not, however, confer on HealthStream any right, title or interest in the IDX Marks (as defined below), associated IDX trade dress or IDX Content.

         2.5 Support. Each party shall provide web-based or telephone help desk support for its respective products and services from 8:00 a.m. to 8:00 p.m. eastern time.

3.       MARKETING EFFORTS

         3.1 Joint Promotion Plan. Upon execution of this Agreement, the parties shall issue a joint press release approved by both parties announcing their business relationship. IDX shall also promote the parties' business relationship in an appropriate location on IDX's web site and shall send an announcement of the business relationship in IDX's customer newsletter. Within ninety (90) days of the Effective Date, the parties shall agree to a joint promotion plan including the promotion by HealthStream of the IDX.com Products and by IDX of the HealthStream T.NAV(R)iCommerce product and the Courses as a part of trade shows in which they participate and as a part of HealthStream's and IDX.com's advertising strategies.

         3.2 Link to IDX.com Home Page. HealthStream shall install and maintain a hypertext link at a mutually agreeable location on the HealthStream Web Site to the IDX.com home page on the World Wide Web.

         3.3 IDX Marks. IDX hereby grants to HealthStream a non-exclusive license during the term of this Agreement to use its trademarks and service marks (the "IDX Marks") in connection with HealthStream's marketing and linking obligations under this Agreement. HealthStream's use of the IDX Marks shall not confer on HealthStream any right, title or interest in and to the IDX Marks, except for the limited license granted herein, and HealthStream shall not use the IDX Marks in any way that could harm IDX or the goodwill associated with its business and the IDX Marks.

         3.4 HealthStream Marks. HealthStream hereby grants to IDX a non-exclusive license during the term of this Agreement to use its trademarks and service marks (the "HealthStream Marks") in connection with IDX's marketing and linking rights and obligations under this Agreement. IDX's use of the HealthStream Marks shall not confer on IDX any right, title or interest in


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                  and to the HealthStream Marks, except for the limited license granted herein, and IDX shall not use the HealthStream Marks in any way that could harm HealthStream or the goodwill associated with its business and the HealthStream Marks.

         3.5 Demonstration Accounts. HealthStream shall provide IDX with a reasonable number of demonstration accounts so that IDX may demonstrate the T.NAV(R) iCommerce system to prospective customers.

         3.6 No Copying or Use. Except as explicitly authorized under this Agreement, neither party shall copy or make any use of the trademarks, service marks or web-site content of the other party.

4.       COURSE DEVELOPMENT

         4.1 Referral by IDX. IDX may refer certain health care providers or other organizations that have developed continuing medical education or similar training course materials in print, lecture or video format to HealthStream for HealthStream to convert such materials into a web-based format for use as Courses.

         4.2 Academic Medical Education (AME) Program. IDX.com and HealthStream agree to form a Development Consortium to promote the online aggregation of academic continuing healthcare education course work. To build this consortium, IDX.com will contribute its existing relationships in the Academic Medical Center market, and HealthStream will contribute its expertise in managing online educational content. As part of the agreement, IDX.com will work with customers to move their continuing education curricula online. HealthStream will create a central repository to facilitate the distribution of continuing education credit to physicians and other healthcare professionals across the United States.

5.       PROFILING INFORMATION

         HealthStream shall provide IDX with monthly profiling reports describing the Courses and HealthStream Content viewed or accessed by IDX customers accessing the Courses and HealthStream Content via the IDX.com Products and any other information collected by HealthStream as to their use of the HealthStream Web Site. Such profiling reports shall be presented in a format acceptable to both parties.

6.       FEES

         6.1 IDX Rebate. HealthStream shall pay to IDX * of all Net Revenue charged by HealthStream for Courses or other products or services sold by HealthStream to customers accessing the HealthStream


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                  Web Site via the Links (the "IDX Rebate"). For purposes of this Agreement, "Net Revenues" shall mean gross revenue less discounts, rebates and/or refunds.

         6.2 Payment Terms. HealthStream shall deliver to IDX monthly sales statements detailing Net Revenues and fees paid to HealthStream pursuant to Section 6.1 herein and shall pay the IDX Rebate and the IDX Referral Fees within forty-five (45) days after the end of each calendar month. A monthly finance charge of 1% per month shall be assessed on all amounts that are paid later than forty-five (45) days after the end of the applicable month.

         6.3 *. HealthStream warrants to IDX, as of the Effective Date and throughout the term of this Agreement, that the fees paid to IDX under this Agreement are and shall be * the fees paid by HealthStream to * and that the list prices presented by HealthStream to customers that access the HealthStream Web Site via the Links are and shall be * the list prices presented to other HealthStream customers. HealthStream shall promptly notify IDX if another * customer is given a * fee or list price and shall * the fee paid to IDX or price charged to an IDX customer retroactive to the effective date of such * list price for the other distributor or customer, subject to IDX's obligation to comply with any financial or other condition or obligation imposed on such * to obtain *. Upon each anniversary of the execution of this Agreement, HealthStream and IDX shall make a good faith determination whether any other companies * in a similar manner as the then current * and any such companies shall then be included in the term * applicable in this Section 6.3.

         6.4 Audits. During the term of this Agreement, IDX may cause an audit to be made of the relevant books and records of HealthStream no more than once per year for the sole purpose of verifying royalty reports issued by HealthStream to IDX and prompt adjustment shall be made to compensate for any errors or omissions disclosed by such audit. Any such audit shall be conducted during regular business hours at HealthStream's offices and in such a manner as not to interfere with HealthStream's normal business activities. IDX shall pay for any such audit unless a discrepancy of more than Five Thousand Dollars ($5,000) or five percent (5%) of the amount that should have been reported is disclosed (a "Material Discrepancy"). If a Material Discrepancy is disclosed, HealthStream shall pay to IDX the costs associated with the audit not to exceed Five Thousand Dollars ($5,000). The auditor shall only disclose the correct data and amounts as called for on the monthly sales statements. If IDX makes a claim with


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                  respect to an audit, upon HealthStream's written request, DX shall make available to HealthStream the records and reports pertaining to such audit.

7.       WARRANTIES

         7.1 Warranties of IDX. IDX represents and warrants to HealthStream that:

                  (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont and has full power and authority to enter into and consummate the transactions contemplated in this Agreement;

                  (b) the execution, delivery and performance of this Agreement does not violate the terms of any security agreement, license or any other contract or written instrument to which IDX is bound; and

                  (c) to the best of its knowledge, the Physician Homebase and the IDX Content do not, and shall not, infringe any patent, trademark, copyright or misappropriate any trade secret of a third party.

         7.2 Warranties of HealthStream. HealthStream represents and warrants to IDX that:

                  (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has full power and authority to enter into and consummate the transactions contemplated in this Agreement;

                  (b) the execution, delivery and performance of this Agreement does not violate the terms of any security agreement, license or any other contract or written instrument to which HealthStream is bound;

                  (c) to the best of its knowledge, the HealthStream Web Site, T.NAV(R), T.NAV(R) iCommerce and the Courses do not infringe any patent, trademark, copyright or misappropriate any trade secret of a third party;

                  (d) the HealthStream Web Site, T.NAV(R) and T.NAV(R) iCommerce shall have the functions and features and perform in accordance with any documentation delivered by HealthStream to IDX, HealthStream customers;

                  (e) to the best of its knowledge, the information contained in the HealthStream Web Site and the Courses is accurate and complete,


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                           is not misleading and is in accordance with
                           applicable professional standards;

                  (f) HealthStream shall maintain appropriate bandwidth, storage space and access speed to permit timely access to the HealthStream Web Site and Courses by all customers; and

                  (g) the occurrence in or use by the HealthStream Web Site, T.NAV(R)and T.NAV(R) iCommerce of dates on or after January 1, 2000 (the "Millennial Dates") will not have a material adverse effect on the performance of the HealthStream Web Site, T.NAV(R)and T.NAV(R)iCommerce with respect to date-dependent data, computations, output or other functions (including, without limitation, calculating, computing or sequencing), and the HealthStream Web Site, T.NAV(R)and T.NAV(R)iCommerce will create, store and generate output data related to or including the Millennial Dates without errors or omissions to the extent that other information technology and operating systems, used in combination with the HealthStream Web Site, T.NAV(R)and T.NAV(R) iCommerce, properly exchanges date/time data with it.

8.       INDEMNITY

         8.1 Indemnification by IDX. IDX shall indemnify, defend and hold HealthStream harmless from any and all damages or claims (including reasonable attorneys' fees) arising from a claim that the Physician Homebase or IDX Content infringes a copyright, patent, trademark or misappropriates a trade secret or from a breach of any of IDX's obligations or warranties under this Agreement; provided that IDX is notified promptly in writing of any such claim or breach and has sole control over its defense or settlement, and HealthStream provides reasonable assistance in the defense of the same.

         8.2 Indemnification by HealthStream. HealthStream shall indemnify, defend and hold IDX harmless from any and all damages or claims (including reasonable attorneys' fees) arising from a claim that the HealthStream Web Site, T.NAV(R), T.NAV(R) iCommerce or Courses infringe a copyright, patent, trademark or misappropriates a trade secret or from a breach of any of HealthStream's obligations or warranties under this Agreement or that the information contained in the HealthStream Web Site and the Courses is accurate and complete, is not misleading and is in accordance with applicable professional standards; provided that HealthStream is notified promptly in writing of any such claim or breach and has sole control over its defense or settlement, and IDX provides reasonable assistance in the defense of the same.


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9.       DISCLAIMER OF WARRANTIES AND LIMITATION OF LIABILITY

         EXCEPT AS EXPLICITLY PROVIDED IN SECTION 7 OF THIS AGREEMENT, NEITHER PARTY MAKES ANY EXPRESS WARRANTY AND BOTH PARTIES DISCLAIM ALL IMPLIED WARRANTIES INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL (INCLUDING WITHOUT LIMITATION LOST PROFITS, UNLIQUIDATED INVENTORY, ETC.), INCIDENTAL, INDIRECT, ECONOMIC, OR PUNITIVE DAMAGES EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.      TERM AND TERMINATION

         10.1 Term. The term of this Agreement shall run from the Effective Date until three (3) years after the Effective Date and shall automatically renew for successive one (1) year terms unless either party provides at least ninety (90) days written notice to the other party.

         10.2 Termination. At any time during the term of this Agreement, a party may terminate the Agreement as follows:

                  (a) upon thirty (30) days written notice if the other party is in material breach of the Agreement and such breach is not cured within the thirty (30) day notice period;

                  (b) if a petition for bankruptcy or appointment of a receiver, or similar instrument, is filed by the other party or a third party files such a petition and such petition is not dismissed within ninety
                           (90) days;

                  (c) upon the parties' failure to reach mutual agreement as to the format for presentation of Courses and HealthStream Content on the IDX.com Products in accordance with Section 2.1.

         10.3     Survival of Certain Provisions. Sections 1, 6.4, 8, 9, 11,
                  12.5 and 12.7 shall survive the termination of this Agreement.

11.      CONFIDENTIALITY

        Each party shall preserve and maintain the other party's proprietary interest and the confidentiality of all sales and marketing material and information and other data, documents, intellectual property and materials of the other marked as confidential, known or that should reasonably be known to be confidential, and received by the party, except public domain information, information developed independently by the party, or information acquired from a third party legally


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        without a confidentiality restriction, and shall not use or divulge the same except as approved by the other party in connection with the party's performance under this Agreement.

12.      MISCELLANEOUS

         12.1 Independent Contractor. None of the provisions of this Agreement is intended to create, nor shall any provision in this Agreement be deemed or construed to create, any relationship between HealthStream and IDX other than that of independent entities contracting with each other under this Agreement solely for the purpose of effecting the provisions of this Agreement. Neither of the parties, nor any of their employees, shall be construed to be the agent, the employer or representative of the other.

         12.2 Waiver. The failure of either party to enforce at any time any of the provisions hereof shall not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce any such provisions.

         12.3 Assignment. Neither party shall assign, or transfer any rights or obligations, under this Agreement either in whole or in part, without the prior written consent of the other party, which shall not be unreasonably withheld; provided that either party may, without prior written consent, assign this Agreement to any parent, subsidiary or affiliate in connection with a business reorganization or to another entity in connection with a merger, sale of all or substantially all of its assets, so long as such entity is not a competitor of the other party.

         12.4 Force Majeure. Neither party shall be liable for any loss or damage sustained by the other party because of any delay in performance or noncompliance with any provision of this Agreement that results from an act, event, omission, or cause beyond its reasonable control and without its fault or negligence, including but not limited to failure of suppliers, shortage of raw materials, or other industrial disturbances, civil commotion, riots, wars, fires, explosions, floods earthquakes, volcanic eruptions, embargoes, or acts of civil or military authority.

         12.5 Notices. All notices in this Agreement shall be in writing and shall be deemed to have been given when delivered personally, or at the time received if sent by registered or certified United States mail, return receipt requested, postage prepaid, by Federal Express or similar delivery service for overnight delivery, and addressed to the other party as follows or at such address as such party from time to time may indicate by written notice to the other party:


         If to IDX:          IDX Systems Corporation
                             1400 Shelburne Road
                             P.O. Box 1070


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                             Burlington, VT 05402-1070
                             Attn.: General Manager, IDX.com

                             With a copy to:  General Counsel

         If to HealthStream: HealthStream, Inc.
                             209 10th Avenue South
                             Suite 450
                             Nashville, TN 37203
                             Attn.:  Robert H. Laird, Jr., General Counsel

         12.6 Entire Agreement. This Agreement is the complete agreement regarding this distribution relationship and replaces any prior oral or written communications between the parties.

         12.7 Governing Law. This Agreement shall be construed and controlled by the laws of the State of Vermont.

         12.8 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect. Without limiting the generality of the preceding sentence, if any remedy set forth in this Agreement is determined to have failed of its essential purpose, then all other provisions of this Agreement, including the limitation of liability and exclusion of damages shall remain in full force and effect.

IDX SYSTEMS CORPORATION                     HEALTHSTREAM, INC.

By:/s/  Pamela Pure                         By: /s/ Robert A. Frist, Jr.
   ----------------------------------           --------------------------------------

Printed Name: Pamela Pure                   Printed Name: /s/ Robert A. Frist, Jr.
             ------------------------                     ----------------------------
Title: Vice President of Marketing          Title:    CEO
       ------------------------------              -----------------------------------

Date:  9/2/99                               Date:   9/2/99
      -------------------------------             ------------------------------------


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